As filed with the Securities and Exchange Commission on February 19, 2010
Registration No. 333-160177

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
FORM F-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
JAMES HARDIE INDUSTRIES SE
(FORMERLY JAMES HARDIE INDUSTRIES N.V.)
(Exact name of registrant as specified in its charter)

The Netherlands	3272	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization)	Classification Code Number)	No.)
Atrium, 8th floor
Strawinskylaan 3077
1077 ZX Amsterdam, The Netherlands
+31 20 301 2980 (Telephone) +31 20 404 2544 (Facsimile)
(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)
CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael E. Gizang
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the consummation of the transactions described in the prospectus therein have been satisfied or waived.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
be Registered(1)	Registered	Offering Price Per Unit	Aggregate Offering Price(3)	Registration Fee(4)(5)
James Hardie Industries SE Ordinary Shares	102,000,000 (2)	$3.21	$327,205,851	$18,258

(1)	American depositary shares issuable on deposit of securities representing James Hardie Industries SE ordinary shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6.

(2)	Based on (i) the estimated number of James Hardie Industries N.V. ordinary shares beneficially held by seurityholders resident in the United States of America, and (ii) the one-to-one basis on which each James Hardie Industries N.V. ordinary share will be transformed into a James Hardie Industries SE ordinary share.

(3)	The proposed maximum aggregate offering price of all of the James Hardie Industries SE shares registered in connection with the Proposal is $327,205,851. Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the aggregate market value of the approximate number of James Hardie Industries N.V. ordinary shares to be transformed in the Proposal (calculated as set forth in note (2) above) based upon a market value of $3.21 per James Hardie Industries N.V. ordinary share, the average of the high and low sale prices per James Hardie Industries N.V. CUFS on the ASX Limited on June 19, 2009 and converted to United States dollars based on the Federal Reserve Bank of New York foreign exchange rate for Australian dollars on June 19, 2009.

(4)	Calculated by multiplying 0.00005580 by the proposed maximum aggregate offering price.

(5)	Previously paid.

PART II
SIGNATURES
EXHIBIT INDEX
EX-4.2
EX-4.3
EX-4.12
EX-10.38
EX-23.1
EX-23.2

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to our registration statement on Form F-4 (Registration No. 333-160177) (the “Registration Statement”), as initially filed with the Securities and Exchange Commission on June 23, 2009, amended on June 25, 2009, July 10, 2009, July 15, 2009, July 17, 2009 and July 20, 2009, and declared effective on July 20, 2009, is being filed solely for the purpose of (a) reflecting that, pursuant to registrant’s transformation from a public limited liability corporation registered in The Netherlands (Naamloze Vennootschap (NV)) to a European Company (Societas Europaea (SE) registered in The Netherlands, registrant changed its name from James Hardie Industries N.V. to James Hardie Industries SE and (b) to provide certain exhibits.

1

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Indemnification of Directors and Officers
Our articles of association provide in article 28 that we shall generally indemnify any person who is or was a director or one of our employees, officers or agents, or who at our request has become a director, officer or agent of another entity or a trust, and suffers any loss as a result of any action in connection with their service to us, provided they acted in good faith in carrying out their duties and in a manner they reasonably believed to be in our interest. This indemnification generally will not be available if the person seeking indemnification acted with gross negligence or willful misconduct in the performance of such person’s duties to us. A court in which an action is brought may, however, determine that indemnification is appropriate nevertheless.
In addition, our articles of association provide that shareholders may approve a resolution at a general meeting of shareholders to fully discharge the members of our Managing Board, Supervisory Board and Joint Board from liability towards us in respect of the exercise of their duties during the financial year covered by the annual accounts subject to certain exceptions under Dutch law, including exceptions relating to the liability of members of our Managing Board, Supervisory Board and Joint Board upon bankruptcy or insolvency of a company. Under Dutch law, this discharge is not absolute and would not be effective as to any matters not disclosed in or apparent from our annual accounts or not otherwise disclosed to our shareholders, and is subject to general reasonableness and fairness. Our shareholders have not approved such a resolution at this time.
Following Stage 1, Dutch SE will retain the same indemnity provisions in its articles of association, however these will not apply to the Joint Board, which will be eliminated after completion of Stage 1 of the Proposal.
Following Stage 2, Irish SE’s articles of association will provide for indemnification of any person who is or was a director, company secretary, employee or person deemed by Irish SE’s board to be an agent of Irish SE, who suffers any cost, loss or expense as a result of any action in connection with the discharge of their duties to Irish SE, provided they acted in good faith in carrying out their duties and in a manner they reasonably believed to be in Irish SE’s interest. This indemnification will generally not be available if the person seeking indemnification acted in a manner that could be characterised as negligent, default, breach of duty or breach of trust in performing their duties. However, under Irish company law, this indemnity only binds Irish SE to indemnify a current or former director or company secretary where judgment is given in any civil or criminal action in favour of such director or company secretary, or where a court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. The articles of association of Irish SE apply the same limitations to other indemnitees who are not current or former directors or the company secretary of Irish SE.
     Indemnity Agreements
We have provided Deeds of Access, Insurance and Indemnity (which we refer to as an Indemnity Deed) governed by Dutch law to our directors and senior employees and our subsidiary, James Hardie Building Products Inc., has provided Indemnity Agreements governed by Nevada law (which we refer to as an Indemnity Agreement) to directors, officers and certain employees of us, James Hardie Building Products Inc. or their affiliates. These Indemnity Deeds and Indemnity Agreements are consistent with our articles of association and relevant laws.
The terms of the Indemnity Deeds require us, to the maximum extent permitted by law, to unconditionally and irrevocably indemnify a director in relation to the director serving or having served as a director of us or one of our subsidiaries or another entity at our request or the request of one of our subsidiaries to the extent permitted by Dutch law from and against all claims, liabilities (including liability for negligence), civil penalties being pecuniary penalties imposed by legislation, legal costs actually and reasonably incurred (not limited to taxed costs), net wage or withholding taxes, social security premiums or other Dutch or foreign taxes as a result of indemnification, as well as reasonable legal costs actually incurred in good faith by the director in obtaining legal advice regarding issues arising from an Indemnity Deed or making a claim or in relation to being a witness to any type of proceedings, mediation or other form of dispute resolution. This indemnity is limited to the extent that it is not available to a director where a Dutch court has established in a final, non-appealable decision that the director (1) acted with willful misconduct, (2) acted with intentional recklessness, (3) was seriously imputable or (4) did not act in good faith, unless otherwise provided for by Dutch law or the boards provide otherwise based on standards of reasonableness and fairness.
The Indemnity Deeds require us, upon a request by a director, to make payment of amounts payable within 30 days of the incurrence of the liability or the date the amount is due and payable, whichever is shorter, and the director undertakes to repay the amounts paid to them if it is ultimately determined that he or she is not entitled to indemnification for such amounts or if such amounts exceed what we are permitted to pay under the Indemnity Deed or if he or she receives payment under an insurance contract in respect of those liabilities. To the extent that a director also receives payment under an indemnity from one of our subsidiaries, the director is not entitled to claim under the Dutch law Indemnity Deed.
Under the Indemnity Deeds a director has the right to access our company books and those of our subsidiaries in relation to any act or omission in relation to the director acting in that capacity for us, our subsidiaries or another entity at our request or at the request of our subsidiaries.
Following Stage 1, the Dutch law-governed Indemnity Deeds will continue to be in effect.
The Indemnity Agreements provide that James Hardie Building Products Inc. shall hold harmless and indemnify a director, officer or employee of us, James Hardie Building Products Inc., or their affiliates to the maximum extent allowed by Nevada law against any expenses, liabilities and losses (including, without limitation, investigation expenses, expert witnesses’ and attorneys’ fees and expenses, judgments, penalties, fines, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon and any federal, state, local or foreign taxes imposed as a result of actual or deemed receipt of any payment) actually and reasonably incurred by the director, officer or employee (net of any insurance proceeds or other amounts received by the indemnitee as compensation for such expenses, liabilities or losses) in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative or in arbitration, to which the director, officer or employee is a party or participant or is threatened to be made a party or participant (a) based upon, arising from, relating to or by reason of the fact that the director, officer or employee was or is a director, officer or employee of us or of James Hardie Building Products Inc., or is or was serving at our request or the request of James Hardie Building Products Inc., as a director, officer, partner, member, manager, trustee, fiduciary, employee or agent of another corporation or entity, or (b) arising from or relating to any action or omission to act taken by the director, officer or employee in any of the capacities described above. However, the director, officer or employee will only be indemnified in connection with a proceeding initiated by him or her (other than a proceeding to enforce his or her rights under the indemnity agreement) if the proceeding was authorised by a two-thirds vote of the board of directors of James Hardie Building Products Inc.
By the terms of the Indemnity Agreements, its benefits are not available if there is a judgment or other final adjudication, after all appeals and all time for appeals has expired, which is adverse to the director, officer or employee and which establishes (a) his or her acts were committed in bad faith, or were the result of active and deliberate dishonesty or willful fraud or illegality, and were material to the cause of action so adjudicated; (b) that he or she in fact personally gained a financial profit or other advantage to which he or she was not legally entitled, (c) that indemnification of the director, officer or employee is prohibited by applicable law, (d) in respect of any remuneration paid to the director, officer or employee if such remuneration was in violation of law or (e) that such indemnification is not lawful and James Hardie Building Products Inc. and the director, officer or employee have been advised that the US Securities and Exchange Commission believes that the indemnification for liabilities arising under the US federal securities laws is against public policy and is, therefore, unenforceable and claims for indemnification should be submitted to the appropriate court for adjudication. In addition, the benefits are not available for any claim made against the director, officer or employee for an accounting of profits made from the purchase or sale by the director, officer or employee of our securities within the meaning of Section 16(b) of the US Securities Exchange Act of 1934 or analogous provisions of any applicable law.
The Indemnity Agreements require James Hardie Building Products Inc., upon request by the director, officer or employee, to make payment within 30 days of amounts payable under the Indemnity Agreements as expended or incurred in advance of indemnification, provided, however, that the director, officer or employee undertakes to repay the amounts if it is ultimately determined that he or she is not entitled to indemnification for such amounts.
The Indemnity Agreements will continue in effect following implementation of Stage 1 and Stage 2.
Following Stage 2, Irish SE will provide Indemnity Deeds to Irish SE directors, the company secretary and certain senior employees generally consistent with the existing Dutch law-governed Indemnity Deeds, but which will be subject to Irish law. The current Dutch law-governed Indemnity Deeds extend protection to directors beyond that permitted for Irish companies under Irish company law. Irish law contains a restriction on the indemnity that an Irish public company, and therefore an Irish SE, can give its current and former directors and company secretary. Irish law renders void any provision in an Irish company’s articles of association or other contract that would exempt from liability or provide any current or former director or company secretary with an indemnity for negligence, default, breach of duty or breach of trust. In addition, under Irish company law, this indemnity only binds Irish SE to indemnify a current or former director or company secretary where judgment is given in any civil or criminal action in favour of such director or company secretary, or where a court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. The articles of association of Irish SE apply the same limitations to other indemnitees who are not current or former directors or the company secretary of Irish SE. This limitation on the matters for which director may be indemnified is broader than is currently permitted under the Dutch law-governed Indemnity Deeds.
The directors will still be allowed to claim advances for costs as permitted under the Irish law-governed Indemnity Deeds. However, in the event a final determination is made against a current or former director or company secretary or, if no determination is made at all, an Irish Court would interpret the scope of the indemnity contained in the Indemnity Deed such that Irish SE could require the current or former director or company secretary to repay an advance in the circumstances required under Irish law outlined above.
As required by the terms of the Indemnity Deeds and the Indemnity Agreements, we and James Hardie Building Products Inc. maintain director and officers insurance policies under which such persons would be insured against liabilities resulting from their service to us.
Exhibits and Financial Statement Schedules
See Exhibit Index attached hereto and incorporated herein by reference.
Undertakings
(a)	In accordance with Item 512 of Regulation S-K, the undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR §249.220f)” at the start of any delayed offering or throughout a continuous offering.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 CFR §230.424);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(8)	That every prospectus (i) that is filed pursuant to paragraph (a)(7) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)	The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the US to respond to such requests. The undertaking in sub-paragraph (i) above includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the below registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorised, in Amsterdam, The Netherlands, on this 19th day of February 2010.

JAMES HARDIE INDUSTRIES SE
By:	/s/ Russell Chenu
Russell Chenu
Managing Board Director and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Louis Gries Louis Gries	Chief Executive Officer and Managing Board Director	February 19, 2010

/s/ Russell Chenu Russell Chenu	Chief Financial Officer, Principal Accounting Officer/Controller and Managing Board Director	February 19, 2010

* Michael N. Hammes	Chairman and Supervisory Board Director	February 19, 2010

* Donald McGauchie AO	Deputy Chairman and Supervisory Board Director	February 19, 2010

* Brian Anderson	Supervisory Board Director	February 19, 2010

* David Harrison	Supervisory Board Director	February 19, 2010

* Rudy van der Meer	Supervisory Board Director	February 19, 2010

* James Osborne	Supervisory Board Director	February 19, 2010

/s/ David Dilger David Dilger	Supervisory Board Director	February 19, 2010

* Robert E. Cox	Managing Board Director	February 19, 2010

*By:	/s/ Paul Bokota Paul Bokota
Attorney-in-fact
Authorised Representative in the United States

/s/ Paul Bokota Paul Bokota
Deputy General Counsel
James Hardie Building Products Inc.

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Draft Terms of Merger and Explanatory Notes and Annexes

3.1*	Form of Articles of Association of James Hardie Industries SE, a European Company registered in The Netherlands (which form Annex B to the Terms of Merger)

3.2*	Form of Memorandum and Articles of Association of James Hardie Industries SE, A European Company registered in Ireland

4.1*	Form of Deposit Agreement to be entered into between James Hardie Industries SE and The Bank of New York Mellon, as depositary

4.2	Form of Amended and Restated Common Terms Deed Poll dated October 6, 2009 among James Hardie International Finance B.V., James Hardie Building Products, Inc. James Hardie International Finance Limited and James Hardie Industries N.V.

4.3	Form of Amended and Restated Common Terms Deed Poll dated December 21, 2009 among James Hardie International Finance Limited, James Hardie Building Products, Inc. and James Hardie Industries SE

4.4	Form of Term Facility Agreement between James Hardie International Finance B.V. and Financier (incorporated herein by reference to Exhibit 2.23 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2005, filed on July 7, 2005)

4.5	Form of Term Facility Agreement — Occurrence of Extension Event among James Hardie International Finance B.V., James Hardie Building Products, Inc. and Financier (incorporated herein by reference to Exhibit 2.9 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2007, filed on July 6, 2007)

4.6	Form of 3 Year Term (Bullet) Facility Agreement dated February 21, 2008 among James Hardie International Finance B.V., James Hardie Building Products, Inc. and Financier (incorporated herein by reference to Exhibit 2.6 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2008, filed on July 8, 2008)

4.7	Form of 5 Year Term (Bullet) Facility Agreement dated February 21, 2008 among James Hardie International Finance B.V., James Hardie Building Products, Inc. and Financier (incorporated herein by reference to Exhibit 2.7 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2008, filed on July 8, 2008)

4.8	Form of Guarantee Deed between James Hardie Industries N.V. and Financier (incorporated herein by reference to Exhibit 2.25 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2005, filed on July 7, 2005)

Exhibit Number	Description

4.9*	Form of Lender Deeds of Confirmation between James Hardie International Finance B.V., James Hardie Building Products, Inc., James Hardie Industries N.V. and Financier

4.10*	Form of Amending Deed AET Guarantee Trust Deed between James Hardie Industries N.V. and AET Structured Finance Services Pty Limited

4.11*	Form of Amending Deed to the Performing Subsidiary Undertaking and Guarantee Trust Deed between James Hardie 117 Pty Limited and AET Structured Finance Services Pty Limited

4.12	Form of Term Facility agreement between James Hardie International Finance Limited and Financier

5.1*	Opinion of Diederik Jan Ex, Senior Legal Counsel to James Hardie Industries N.V., regarding validity of the James Hardie Industries SE securities being registered

8.1*	Opinion of PricewaterhouseCoopers LLP regarding certain Australian tax matters

8.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain US federal income tax matters

8.3*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain US federal income tax matters

8.4*	Opinion of PricewaterhouseCoopers Belastingadviseurs N.V. regarding certain Dutch tax matters

8.5*	Opinion of PricewaterhouseCoopers Belastingadviseurs N.V. regarding certain Dutch tax matters

8.6*	Opinion of PricewaterhouseCoopers regarding certain Irish tax matters

8.7*	Opinion of PricewaterhouseCoopers regarding certain Irish tax matters

8.8*	Opinion of PricewaterhouseCoopers LLP regarding certain UK tax matters

8.9*	Opinion of PricewaterhouseCoopers LLP regarding certain UK tax matters

10.1	Amended and Restated James Hardie Industries N.V. 2001 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.1 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2005, filed on July 7, 2005)

10.2*	Executive Incentive Plan 2009

10.3	Supervisory Board Share Plan 2006 (incorporated herein by reference to Exhibit 4.4 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2006, filed on September 29, 2006)

10.4	James Hardie Industries N.V. Long Term Incentive Plan 2006 (incorporated herein by reference to Exhibit 4.6 to James Hardie’s registration statement on Form S-8 (Registration No. 333-161482), filed on August 21, 2009)

10.5	2005 Managing Board Transitional Stock Option Plan (incorporated herein by reference to Exhibit 4.6 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2006, filed on September 29, 2006)

Exhibit Number	Description

10.6	Form of Joint and Several Indemnity Agreement among James Hardie N.V., James Hardie (USA) Inc. and certain former executive officers and Managing Board directors thereto (incorporated herein by reference to Exhibit 4.15 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2005, filed on July 7, 2005)

10.7	Form of Joint and Several Indemnity Agreement among James Hardie Industries N.V., James Hardie Inc. and certain former Supervisory Board and Managing Board directors thereto (incorporated herein by reference to Exhibit 4.16 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2005, filed on July 7, 2005)

10.8	Form of Deed of Access, Insurance and Indemnity between James Hardie Industries N.V. and Supervisory Board directors and Managing Board directors (incorporated herein by reference to Exhibit 4.9 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2008, filed on July 8, 2008)

10.9*	Form of Indemnity Agreement between James Hardie Building Products, Inc. and Supervisory Board directors, Managing Board directors and certain executive officers (incorporated herein by reference to Exhibit 4.10 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2008, filed on July 8, 2008)

10.10*	Form of Irish law-governed Deed of Access, Insurance and Indemnity between James Hardie Industries SE, a European Company registered in Ireland, and its directors, company secretary and certain senior employees

10.11*	Surrender of Freehold Lease among Brookfield Multiplex Carole Park Landowner Pty Limited (f/k/a Multiplex Carole Park Landowner Pty Limited); James Hardie Australia Pty Limited and James Hardie Industries N.V. dated October 18, 2007 re Cobalt & Silica Street, Carole Park, Queensland, Australia

10.12*	Lease between Brookfield Multiplex Carole Park Landowner Pty Limited (f/k/a Multiplex Carole Park Landowner Pty Limited) and James Hardie Australia Pty Limited dated October 18, 2007 re Cobalt & Silica Street, Carole Park, Queensland, Australia

10.13	Variation of Lease dated March 23, 2004, among Brookfield Multiplex Carole Park Landowner Pty Limited (f/k/a Multiplex Carole Park Landowner Pty Limited) as successor in interest to Amaca Pty Limited (f/k/a/ James Hardie & Coy Pty Limited), James Hardie Australia Pty Limited and James Hardie Industries N.V. re premises at the corner of Colquhoun & Devon Streets, Rosehill, New South Wales, Australia (incorporated herein by reference to Exhibit 4.21 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2004, filed on November 22, 2004)

10.14*	Lease dated April 3, 2009, between Welshpool Landowner Pty and James Hardie Australia Pty Limited re premises at Rutland Avenue, Welshpool, Western Australia, Australia

10.15	Lease Amendment dated March 23, 2004, among Brookfield Multiplex Carole Park Landowner Pty Limited (f/k/a Multiplex Carole Park Landowner Pty Limited) as successor in interest to Amaca Pty Limited (f/k/a/ James Hardie & Coy Pty Limited), James Hardie Australia Pty Limited and James Hardie Industries N.V. re premises at 46 Randle Road, Meeandah, Queensland, Australia (incorporated herein by reference to Exhibit 4.23 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2004, filed on November 22, 2004)

Exhibit Number	Description

10.16	Lease Agreement dated March 23, 2004 among Location Group Limited as successor in interest to Studorp Limited, James Hardie New Zealand Limited and James Hardie Industries N.V. re premises at the corner of O’Rorke and Station Roads, Penrose, Auckland, New Zealand (incorporated herein by reference to Exhibit 4.24 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2004, filed on November 22, 2004)

10.17	Lease Agreement dated March 23, 2004 among Location Group Limited as successor in interest to Studorp Limited, James Hardie New Zealand Limited and James Hardie Industries N.V. re premises at 44-74 O’Rorke Road, Penrose, Auckland, New Zealand (incorporated herein by reference to Exhibit 4.25 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2004, filed on November 22, 2004)

10.18	Ownership transfer related to corner of O’Rorke and Station Roads, Penrose, Auckland, New Zealand and 44-74 O’Rorke Road, Penrose, Auckland, New Zealand effective June 30, 2005 (incorporated herein by reference to Exhibit 4.17 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2006, filed on September 29, 2006)

10.19	Industrial Building Lease Agreement, effective October 6, 2000, between James Hardie Building Products, Inc. and Fortra Fiber-Cement L.L.C., re premises at Waxahachie, Ellis County, Texas (incorporated herein by reference to Exhibit 4.25 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2005, filed on July 7, 2005)

10.20	Asset Purchase Agreement by and between James Hardie Building Products, Inc. and Cemplank, Inc., dated as of December 12, 2001 (incorporated herein by reference to Exhibit 4.26 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2005, filed on July 7, 2005)

10.21	Amended and Restated Stock Purchase Agreement dated March 12, 2002, between BPB U.S. Holdings, Inc. and James Hardie Inc. (incorporated herein by reference to Exhibit 4.27 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2005, filed on July 7, 2005)

10.22	Amended and Restated Final Funding Agreement dated November 21, 2006 (incorporated herein by reference to Exhibit 99.4 to James Hardie’s report on Form 6-K, filed on January 5, 2007)

10.23	Amended FFA Amendment dated August 6, 2007 (incorporated herein by reference to Exhibit 4.22 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2008, filed on July 8, 2008)

10.24	Amended FFA Amendment dated November 8, 2007 (incorporated herein by reference to Exhibit 4.23 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2008, filed on July 8, 2008)

10.25	Amended FFA Amendment dated June 11, 2008 (incorporated herein by reference to Exhibit 4.24 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2008, filed on July 8, 2008)

10.26	Address for Service of Notice on Trustee dated June 13, 2008 (incorporated herein by reference to Exhibit 4.25 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2008, filed on July 8, 2008)

10.27*	Amended FFA Amendment dated July 17, 2008

Exhibit Number	Description

10.28	Asbestos Injuries Compensation Fund Amended and Restated Trust Deed by and between James Hardie Industries N.V. and Asbestos Injuries Compensation Fund Limited dated December 14, 2006 (incorporated herein by reference to Exhibit 4.22 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2007, filed on July 6, 2007)

10.29	Deed Poll dated June 11, 2008 — amendment of the Asbestos Injuries Compensation Fund Amended and Restated Trust Deed (incorporated herein by reference to Exhibit 4.27 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2008, filed on July 8, 2008)

10.30	Deed of Release by and among James Hardie Industries N.V., Australian Council of Trade Unions, Unions New South Wales, and Bernard Douglas Banton dated December 21, 2005 (incorporated herein by reference to Exhibit 4.23 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2006, filed on September 29, 2006)

10.31*	Form of Amending Agreement (Parent Guarantee) by and among Asbestos Injuries Compensation Fund Limited, The State of New South Wales, and James Hardie Industries N.V.

10.32	Deed of Release by and between James Hardie Industries N.V. and The State of New South Wales dated June 22, 2006 (incorporated herein by reference to Exhibit 4.25 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2006, filed on September 29, 2006)

10.33	Second Irrevocable Power of Attorney by and between Asbestos Injuries Compensation Fund Limited and The State of New South Wales dated December 14, 2006 (incorporated herein by reference to Exhibit 4.26 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2007, filed on July 6, 2007)

10.34	Deed of Accession by and among Asbestos Injuries Compensation Fund Limited, James Hardie Industries N.V., James Hardie 117 Pty Limited, and The State of New South Wales dated December 14, 2006 (incorporated herein by reference to Exhibit 4.27 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2007, filed on July 6, 2007)

10.35*	Form of Amending Deed (Intercreditor Deed) between The State of New South Wales, James Hardie Industries N.V., Asbestos Injuries Compensation Fund Limited and AET Structured Finance Services Pty Limited

10.36*	Form of Amending Deed (Performing Subsidiary Intercreditor Deed) between The State of New South Wales, James Hardie 117 Pty Limited, Asbestos Injuries Compensation Fund Limited and AET Structured Finance Services Pty Limited

10.37*	Deed of Confirmation dated June 23, 2009 between James Hardie Industries N.V, James Hardie 117 Pty Limited, the State of New South Wales and Asbestos Injuries Compensation Fund Limited in its capacity as trustee of the Asbestos Injuries Compensation Fund

10.38	Agreement on the Involvement of Employees dated February 10, 2010 between James Hardie Industries N.V., JH CBM plc, James Hardie International Holdings N.V., JHIHCBM and the Special Negotiating Bodies

21*	List of significant subsidiaries of James Hardie Industries N.V.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firms

23.2	Consent of Ernst & Young LLP, independent registered public accounting firms

Exhibit Number	Description

23.3*	Consent of Diederik Jan Ex, Senior Legal Counsel to James Hardie Industries N.V. (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.4*	Consent of PricewaterhouseCoopers LLP (included in the opinion filed as Exhibit 8.1 to this Registration Statement)

23.5*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement)

23.6*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 8.3 to this Registration Statement)

23.7*	Consent of PricewaterhouseCoopers Belastingadviseurs N.V. (included in the opinion filed as Exhibit 8.4 to this Registration Statement)

23.8*	Consent of PricewaterhouseCoopers Belastingadviseurs N.V. (included in the opinion filed as Exhibit 8.5 to this Registration Statement)

23.9*	Consent of PricewaterhouseCoopers (included in the opinion filed as Exhibit 8.6 to this Registration Statement)

23.10**	Consent of PricewaterhouseCoopers (included in the opinion filed as Exhibit 8.7 to this Registration Statement)

23.11*	Consent of PricewaterhouseCoopers LLP (included in the opinion filed as Exhibit 8.8 to this Registration Statement)

23.12*	Consent of PricewaterhouseCoopers LLP (included in the opinion filed as Exhibit 8.9 to this Registration Statement)

24.1*	Power of Attorney of Directors of James Hardie

99.1*	Direction Form (included as Annex B to the Explanatory Memorandum)

99.2*	Question Form (included as Annex C to the Explanatory Memorandum)

99.3*	Excerpts of the ASTC Settlement Rules as of March 31, 2009

99.4*	Subdivision B, Division 3 of Part 7.2 of the Corporations Act 2001 as of January 1, 2009

99.5	ASIC Class Order 02/311, dated March 11, 2002 (incorporated herein by reference to Exhibit 99.3 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2005, filed on July 7, 2005)

99.6	ASIC Modification, dated March 7, 2002 (incorporated herein by reference to Exhibit 99.4 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2005, filed on July 7, 2005)

99.7	ASIC Class Order 04/166, dated February 26, 2004 (incorporated herein by reference to Exhibit 99.5 to James Hardie’s Annual Report on Form 20-F for the year ended March 31, 2006, filed on September 29, 2006)

*	Previously filed.